Exhibit 4.46

EXECUTION VERSION

ADDENDUM TO THE R18,239,760 TERM LOAN FACILITY AGREEMENT

between

BUSINESS VENTURE INVESTMENTS NO. 1688 PROPRIETARY LIMITED

(as Borrower)

and

HARMONY GOLD MINING COMPANY LIMITED

(as Lender)

WHEREBY THE PARTIES AGREE AS FOLLOWS

1.	INTERPRETATION

1.1.	In this Addendum –

1.1.1.	headings are for convenience only and are not to be used in its interpretation;

1.1.2.	an expression which denotes –

1.1.2.1.	any gender includes the other genders;

1.1.2.2.	a natural person includes a juristic person and vice versa;

1.1.2.3.	the singular includes the plural and vice versa.

1.2.	Save as defined herein capitalised terms and expressions not otherwise defined shall bear the meanings ascribed to them in the Facility Agreement (as defined below) and the following words and expressions bear the meanings assigned to them and cognate expressions bear corresponding meanings –

1.2.1.	“Addendum” means this addendum to the Facility Agreement as it may be amended, replaced or novated from time to time;

1.2.2.	“Borrower” means Business Venture Investments No. 1688 Proprietary Limited (Registration No 2012/030648), a limited liability company duly registered and incorporated in accordance with the laws of South Africa;

1.2.3.	“Facility Agreement” means the Facility Agreement dated on or about 20 March 2013 between the Borrower (as borrower) and the Lender (as lender), in terms of which the Lender agreed to advance a loan to the Borrower, all on the terms and conditions contained therein;

1.2.4.	“Lender” means Harmony Gold Mining Company Limited (Registration No 1950/038232/06), a limited liability company duly registered and incorporated in accordance with the laws of South Africa;

1.2.5.	“Parties” means the parties to this Addendum and includes a reference to their respective lawful successors and permitted assigns and any liquidator, curator, business rescue practitioner (or similar representative) of each of them.

2.	CONFLICT WITH THE FACILITY AGREEMENT

If there is any conflict between the provisions of this Addendum and the provisions of the Facility Agreement at any time, the provisions of this Addendum shall prevail.

3.	AMENDMENTS

The Facility Agreement is hereby amended, with effect from the date of last signature of this Addendum by the Parties, by:

3.1.	the deletion of the number and words “R18 239 760,00 (eighteen million two hundred and thirty nine thousand seven hundred and sixty Rand) where they appear in clause 1.1.14 of the Facility Agreement (Commitment) and the replacement thereof with the number and words R17 807 719,00 (seventeen million eight hundred and seven thousand seven hundred and nineteen Rand)”; and

3.2.	the deletion of the table in clause 4.1.1 of the Facility Agreement in its entirety and the replacement thereof with the following table:

	Payment Date	Repayment Instalment Amount
1.	31 December, 2013 (being the First Payment Date)	R	1 369 824,54
2.	30 June, 2014	R	1 369 824,54
3.	31 December, 2014	R	1 369 824,54
4.	30 June, 2015	R	1 369 824,54
5.	31 December, 2015	R	1 369 824,54
6.	30 June, 2016	R	1 369 824,54
7.	31 December, 2016	R	1 369 824,54
8.	30 June, 2017	R	1 369 824,54
9.	31 December, 2017	R	1 369 824,54
10.	30 June, 2018	R	1 369 824,54
11.	31 December, 2018	R	1 369 824,54
12.	30 June, 2019	R	1 369 824,54
13.	31 December, 2019 (being the Final Maturity Date)	R	1 369 824,52

4.	CLOSING DATE EXTENSION

The Lender hereby agrees that the date referred to in clause 3.4 of the Facility Agreement is extended to 28 June 2013 (or such later date as may be agreed by the Lender).

5.	TRANSACTION DOCUMENT

This Addendum comprises a Finance Document for all purposes under the Facility Agreement.

6.	RETENTION

Save as expressly contemplated in this Addendum the Facility Agreement shall remain unamended and, subject to its terms, of full force and effect.

7.	EXECUTION IN COUNTERPARTS

This Addendum may be executed in one or more counterparts all of which, when read together, shall comprise one and the same instrument. A facsimile copy of this Addendum shall comprise a valid counterpart for the purpose of this provision.

8.	WHOLE AGREEMENT

This Addendum comprises a written amendment to the Facility Agreement within the contemplation of clause 28.5.1 thereof. This Addendum constitutes the whole agreement between the Parties relating to the subject matter hereof.

As witnessed by the duly authorised representatives of the parties hereto

Signed for and on behalf of:

Business Venture Investments No. 1688 Proprietary Limited

/s/

Name:	M.M. Mokuena

Title:	Chair (Trustee)

Date:	8 May 2013

Signed for and on behalf of:

Harmony Gold Mining Company Limited

/s/

Name:	Frank Abbott

Title:	Director

Date:	24 May 2013